SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

001-08048		66-0328885
(Commission File No.)		(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York		11717
(Address of Principal Executive Offices)		(Zip Code)

(631) 789-5000
(Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 15, 2008, the Company, upon the recommendation of the Audit Committee of the Board of Directors of the Company, engaged Marcum & Kliegman LLP (“Marcum”) as the Company’s independent registered public accounting firm to replace KPMG LLP. Reference is made to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2008, as amended, regarding the dismissal of KPMG LLP.

During the fiscal years ended December 31, 2006 and 2007 and the subsequent period through July 15, 2008, neither the Company nor anyone on behalf of the Company consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and no written or oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to that item) or any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company has provided Marcum with a copy of this Report, requested Marcum to review the disclosures contained in this Report and provided Marcum with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views or the respects in which Marcum does not agree with the statements made in this Report. Marcum has advised the Company that it does not intend to furnish such a letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC

Date: July 15, 2008	By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch,
Vice President-Finance,
Treasurer and Chief Financial Officer